As filed with the Securities and Exchange Commission on February 8, 2012

Registration Statement No. 333-179183

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	20-3174202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3530 Toringdon Way, Suite 200

Charlotte, North Carolina 28277

Telephone: (704) 341-1516

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

J. NICK RIEHLE Vice President and Chief Financial Officer Chelsea Therapeutics International, Ltd. 3530 Toringdon Way, Suite 200 Charlotte, North Carolina 28277 Telephone: (704) 341-1516	ALEXANDER M. DONALDSON Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 Telephone: (919) 781-4000 Fax (919) 781-4865
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act) (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-179183) is being filed solely to file a Form of Indenture as Exhibit 4.4 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, and the signature page. The Amendment No. 1 does not modify any provision of the Registration Statement or Prospectus except as specifically noted herein.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation for Chelsea Therapeutics, Ltd., as amended on June 1, 2010.	10-Q	11/01/10	3.1

3.2	Bylaws of Chelsea Therapeutics International, Ltd.	S-1	08/18/05	3.2

4.1	Form of Registered Direct Warrant issued to investors in March 2010	8-K	02/26/10	4.1

4.2	Specimen Common Stock Certificate.	S-3	08/10/09	4.1

4.3 *	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.4	Form of Indenture.				X

4.5 *	Form of Note.

4.6 *	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.7 *	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.8 *	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.9 *	Form of Unit Agreement.

5.1†	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.1**	License Agreement dated as of March 24, 2004 between M. Gopal Nair and Chelsea Therapeutics, Inc. (f/k/a Aspen Therapeutics, Inc.).	8-K	02/16/05	10.1

10.2	Form of Subscription Agreement for the purchase of Series A Preferred Stock of Chelsea Therapeutics, Inc.	8-K	02/16/05	10.3

10.3	Chelsea Therapeutics, Inc. 2004 Stock Plan, as amended, and forms of Notice of Stock Option Grant and Stock Option Agreement.	10-Q	11/01/10	10.4

	Herewith	Herewith	Herewith	Herewith	Herewith
10.4	Form of Subscription Agreement and warrant for the purchase of common stock, par value $0.0001 per share, of Chelsea Therapeutics International, Ltd.	8-K	02/17/06	10.5

10.5	Placement Agency Agreement dated November 28, 2005 between Chelsea Therapeutics International, Ltd. and Paramount BioCapital, Inc.	10-K	03/08/06	10.6

10.6	Employment Agreement dated May 1, 2009 between Chelsea Therapeutics International, Ltd. and Simon Pedder.	8-K	05/07/09	10.13

10.7**	Development and Commercialization Agreement dated as of May 5, 2006 between Active Biotech and Chelsea Therapeutics International, Ltd.	10-Q	08/14/06	10.8

10.8**	Exclusive License Agreement dated May 26, 2006 between Dainippon Sumitomo Pharma Co., Ltd. and Chelsea Therapeutics, Inc.	10-Q	08/14/06	10.9

10.9**	Finder’s Agreement dated May 26, 2006 between Paramount BioCapital, Inc. and Chelsea Therapeutics International, Ltd.	10-Q	08/14/06	10.10

10.10	Form of Subscription Agreement for the purchase of common stock of Chelsea Therapeutics, Ltd. dated March 19, 2007 and related form of Warrant dated March 22, 2007.	8-K	03/20/07	10.11

10.11	Form of Subscription Agreement for the purchase of common stock of Chelsea Therapeutics International, Ltd. dated November 1, 2007.	8-K	11/02/07	10.12

10.12	Form of Subscription Agreement for the purchase of common stock of Chelsea Therapeutics International, Ltd.	8-K	07/23/09	10.14

10.13	Form of Subscription Agreement for the purchase of common stock and warrants of Chelsea Therapeutics International, Ltd.	8-K	02/26/10	10.15

10.14	Sales Agreement dated July 2, 2010 between Chelsea Therapeutics International, Ltd. and Cantor Fitzgerald & Co.	8-K	07/02/10	10.15

10.15	Equity Underwriting Agreement, dated February 18, 2011, between Chelsea Therapeutics International, Ltd. and Deutsche Bank Securities Inc., as representative of several underwriters.	8-K	02/18/11	1.3

	Herewith	Herewith	Herewith	Herewith	Herewith
10.16	Underwriting Agreement, dated January 6, 2012, between Chelsea Therapeutics International, Ltd. and Leerink Swann LLC, as representative of several underwriters.	8-K	01/6/12	1.5

12.1†	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Chelsea Therapeutics International, Ltd.	10-K	03/12/07	21.1

23.1†	Consent of Ernst & Young LLP.

23.2†	Consent of J.H. Cohn LLP.

23.3†	Consent of Wyrick Robbins Yates & Ponton LLP (included as part of Exhibit 5.1).

24.1†	Power of Attorney.

25.1*	Statement of Eligibility of Trustee.

*	To be filed by amendment.

**	The Registrant received confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and have been filed separately with the SEC.

†	Previously filed.

(b)	None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 8, 2012.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ Simon Pedder
Simon Pedder, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Simon Pedder	President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2012
Simon Pedder, Ph.D.

/s/ J. Nick Riehle	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2012
J. Nick Riehle

/s/ Kevan Clemens*	Director	February 8, 2012
Kevan Clemens, Ph.D.

/s/ Norman Hardman	Director	February 8, 2012
Norman Hardman, Ph.D.

/s/ Johnson Y.N. Lau	Director	February 8, 2012
Johnson Y.N. Lau, M.D.

/s/ William D. Rueckert	Director	February 8, 2012
William D. Rueckert

/s/ Roger Stoll	Director	February 8, 2012
Roger Stoll, Ph.D.

/s/ Michael Weiser	Director	February 8, 2012
Michael Weiser, M.D., Ph.D.

*By:	/s/ Simon Pedder
Simon Pedder, Attorney-in -Fact